Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-476-9200

BNC Bancorp Authorizes Plan to Repurchase $1 Million of Common Stock

THOMASVILLE, N.C., / -- BNC Bancorp (NASDAQ: BNCN) today announced that the Company’s Board of Directors has authorized the repurchase of up to $1 million of its common stock under the existing stock repurchase plan adopted in May 2003. Under the terms of the stock repurchase plan, BNC Bancorp will be able to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock for its shareholders in concert with its ongoing emphasis on managing its capital position.

W. Swope Montgomery, Jr., President and CEO, stated, “The Board’s action was based on its conclusion that, while capital is extremely precious in these challenging times, the ability to repurchase stock at, or near, current levels represents a prudent course of action for our shareholders. Through regulatory compliant plans, we intend to provide the market for our shares with a consistent level of support on a daily basis, further demonstrating the Board’s unwavering confidence in our Company. At the present time, the Board has authorized the repurchase of up to $1 million of the Company’s outstanding common stock.”

The Company intends to make all repurchases in compliance with all applicable regulatory guidelines and to administer the plan in accordance with all applicable securities and other laws.

BNC Bancorp is the parent Company of Bank of North Carolina, a $1.2 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

###

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2008 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.